EXHIBIT 5.1

                     [Letterhead of Cahill Gordon & Reindel]

                                                              October 31, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

              Re:      Atlas Air, Inc.
                       Post-Effective Amendment No. 2 to
                       Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as special counsel to Atlas Air, Inc., a Delaware corporation (the "Company") in connection with its Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (the "Registration Statement") relating to the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of 3,200,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"),which are issuable pursuant to awards or stock options (each, an "Option") granted and to be granted pursuant to the Company's 1995 Long Term Incentive and Share Award Plan (the "Plan").

         We advise you that in our opinion, upon the issuance of Common Stock pursuant to a duly granted Option under the Plan in accordance with the terms of the Plan and, in each case, upon payment to the Company of the Option exercise price for such Common Stock in accordance therewith, the Common Stock so issued will be validly issued, fully paid and nonassessable.

         We are members of the bar of the State of New York, and in rendering this opinion we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

         We hereby consent to the filing of a copy of this opinion with the Commission as an exhibit to the Registration Statement referred to above. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                    Very truly yours,

                                                    /s/ Cahill Gordon & Reindel


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